UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2005

ATA Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

000-21642	35-1617970
(Commission File Number)	(IRS Employer Identification No.)

7337 West Washington Street
Indianapolis, Indiana	46231
(Address of Principal Executive Offices)	(Zip Code)

(317) 282-4000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 23, 2005, ATA Holdings Corp. (the "Company") discovered that certain forecasted financial information (the "Forecast Information") relating to the Company had been inadvertently filed as an exhibit to a declaration filed in the ongoing Chapter 11 cases of the Company and certain subsidiaries. Such information has not otherwise been publicly disclosed by the Company.

A copy of the Forecast Information is attached hereto as Exhibit 99 and is incorporated herein by reference.

This report contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is based on current expectations and estimates, management's beliefs and assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that could cause actual outcomes and results to differ materially. These risks and uncertainties include those described in the Company's reports with the U.S. Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers of this document are cautioned not to place undue reliance on these forward-looking statements, because there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this report.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibit - furnished pursuant to Item 7.01

99	Forecast Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 27, 2005

ATA HOLDINGS CORP.

By:	/s/ Brian T. Hunt
Name:	Brian T. Hunt,
Title:	Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit	Description

99	Forecast Information